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CUSIP No.  372447102                 13G                       Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                               January 9, 1998


       MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY ASSET MANAGEMENT  LIMITED

BY:        /s/ Peter A. Nadosy
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           Morgan Stanley Asset Management Limited
           Peter  A.  Nadosy  /Director Morgan Stanley Asset Management Limited

           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:        /s/ Bruce Bromberg
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           Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated